Exhibit 99.1

Pyramid Oil Company	FOR IMMEDIATE RELEASE:

Pyramid Oil Company Reports Second Quarter and Six-Month

Financial Results

Strong Operating Cash Flow Further Strengthens Financial Position

BAKERSFIELD, Calif. – August 14, 2012 – Pyramid Oil Company (Amex: PDO) today announced financial results for its second quarter and six-month period ended June 30, 2012.

Second quarter revenue was $1.3 million versus $1.5 million in the same quarter a year ago. The decline was principally attributable to lower crude production volumes. The Company realized second quarter crude prices per average barrel of oil equivalent (BOE) of $108.06 versus $108.79 per average BOE in the same quarter last year.

Operating income was $368,000 versus $512,000 in the second quarter last year. Net income was $289,000, or $0.06 per share, versus net income of $427,000, or $0.09 per share in comparable prior-year quarter.

For the six-month period, revenue was $2.7 million versus $2.9 million during the same period of 2011. Operating income was $824,000 versus $888,000 in the comparable prior-year period, while net income was $661,000, or $0.14 per share, compared with net income of $747,000, or $0.16 per share, in the same period a year ago. Operating cash flow at the mid-year mark increased to $1.3 million from $1.2 million during the first six months of last year.

Pyramid’s financial position continued to strengthen, with cash, cash equivalents and short-term investments increasing to $5.3 million from $4.9 million at December 31, 2011. Working capital improved to $5.7 million from $5.4 million, while total current assets increased to $6.2 million from $6.1 million. At June 30, 2012, the Company also held long-term assets of $1.1 million in the form of certificates of deposit, which, when combined with cash, cash equivalents and short-term investments, was equivalent to $1.37 per share. Pyramid’s current ratio at the end of the second quarter was more than 13:1, and its balance sheet remained free of long-term debt.

“We have delivered another quarter of solid profitability and improved financial strength,” said John Alexander, president and CEO. “Our results continue to reflect our lean corporate structure and the strong pricing we receive for our crude production. So far in the third quarter, our realized crude prices have continued to average more than $100 per BOE.”

Alexander added, “Our recent efforts to increase production have not come without challenges. Our drilling plans have been hampered by the limited availability of contract rigs in our region, and we continue to face production issues with our most recent development well, the Santa Fe #20. We have achieved limited production volumes from the well to date, and have attempted a variety of technical procedures to address what we believe is a blockage in the well bore. We are now considering a re-perforation of the well, which we likely will perform later in the third quarter.”

“Although these issues have temporarily slowed some of our operational progress, we have remained solidly profitable in what is an inherently volatile industry,” Alexander added. “Moreover, our strong financial position has given us the flexibility to evaluate various strategic opportunities that could enhance our reserve portfolio and increase production. Our primary objective in this review process is to enhance long-term value for our shareholders by targeting opportunities that appropriately balancing risk and reward.”

About Pyramid Oil Company

Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Pyramid acquires interests in land and producing properties through acquisition and lease, and then drills and/or operates crude or natural gas wells in an effort to discover or produce oil and/or natural gas. More information about the Company can be found at: http://www.pyramidoil.com.

Safe Harbor Statement

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of wells.

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CONTACTS:

John H. Alexander	Geoff High
President and CEO	Principal
Pyramid Oil Company	Pfeiffer High Investor Relations, Inc.
661-325-1000	303-393-7044

PYRAMID OIL COMPANY
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,

	2012	2011	2012	2011

REVENUES:
Oil and gas sales	$1,340,314	$1,549,029	$2,709,372	$2,876,339

COSTS AND EXPENSES:
Operating expenses	459,798	447,889	889,739	861,545
General and administrative	228,878	219,072	439,894	443,792
Stock based compensation	0	43,743	0	43,743
Taxes, other than income
and payroll taxes	36,960	27,104	84,381	63,959
Provision for depletion,
depreciation and amortization	186,738	225,895	367,894	411,423
Valuation allowances	0	5,851	0	54,384
Accretion expense	5,730	5,229	18,817	21,564
Other costs and expenses	54,669	62,197	84,474	87,684

	972,773	1,036,980	1,885,199	1,988,094

OPERATING INCOME	367,541	512,049	824,173	888,245

OTHER INCOME (EXPENSE):
Interest income	10,170	13,159	20,860	26,511
Other income	250	0	250	500
Interest expense	-290	-385	-716	-1,891

	10,130	12,774	20,394	25,120
INCOME BEFORE INCOME
TAX PROVISION	377,671	524,823	844,567	913,365
Income tax provision
Current	34,600	64,400	83,000	110,600
Deferred	54,500	33,400	100,900	56,100
	89,100	97,800	183,900	166,700

NET INCOME	$288,571	$427,023	$660,667	$746,665

BASIC INCOME
PER COMMON SHARE	$0.06	$0.09	$0.14	$0.16

DILUTED INCOME
PER COMMON SHARE	$0.06	$0.09	$0.14	$0.16

Weighted average number of
common shares outstanding	4,683,853	4,683,853	4,683,853	4,681,811

Diluted average number of
common shares outstanding	4,686,827	4,725,992	4,686,929	4,723,536

PYRAMID OIL COMPANY
BALANCE SHEETS

ASSETS

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$3,213,023	$2,762,676
Short-term investments	2,132,644	2,128,380
Trade accounts receivable	358,945	549,476
Joint interest billing receivable	3,235	6,019
Income taxes receivable	23,669	21,169
Crude oil inventory	116,168	118,156
Prepaid expenses and other assets	113,352	255,846
Deferred income taxes	262,500	262,500

TOTAL CURRENT ASSETS	6,223,536	6,104,222

PROPERTY AND EQUIPMENT, at cost
Oil and gas properties and equipment
(successful efforts method)	19,847,970	19,124,558
Capitalized asset retirement costs	409,338	401,242
Drilling and operating equipment	1,966,750	1,956,371
Land, buildings and improvements	1,073,918	1,073,918
Automotive, office and other
property and equipment	1,228,147	1,192,118

	24,526,123	23,748,207
Less: accumulated depletion, depreciation,
amortization and valuation allowances	-20,459,549	-20,091,655

TOTAL PROPERTY AND EQUIPMENT	4,066,574	3,656,552

INVESTMENTS AND OTHER ASSETS
Long-term investments	1,086,311	1,071,984
Deferred income taxes	680,700	781,600
Deposits	250,000	250,000
Other Assets	17,380	17,380

TOTAL INVESTMENTS OTHER ASSETS	2,034,391	2,120,964

TOTAL ASSETS	$12,324,501	$11,881,738

PYRAMID OIL COMPANY
BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)

CURRENT LIABILITIES:
Accounts payable	$98,430	$88,494
Accrued professional fees	100,834	142,990
Accrued taxes, other than income taxes	0	77,471
Accrued payroll and related costs	51,968	51,252
Accrued royalties payable	189,753	224,810
Accrued insurance	13,928	82,428
Accrued income taxes	0	0
Current maturities of long-term debt	22,330	32,285

TOTAL CURRENT LIABILITIES	477,243	699,730

LONG TERM DEBT, net of current maturites	0	22,330

LIABILITY FOR ASSET RETIREMENT OBLIGATIONS	1,305,802	1,278,889

TOTAL LIABILITIES	1,783,045	2,000,949

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock-no par value;
10,000,000 authorized shares;
no shares issued or outstanding	0	0
Common stock-no par value;
50,000,000 authorized shares;
4,683,853 shares issued and
outstanding	1,682,971	1,682,971
Retained earnings	8,858,485	8,197,818

TOTAL STOCKHOLDERS' EQUITY	10,541,456	9,880,789

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,324,501	$11,881,738